SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2014

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, our Board of Directors appointed Dr. Jack Pinney to serve as a member of the Board of Directors.

From 2007 to the present, Dr. Pinney has served as Team Physician to the Great Lakes Loons baseball team in the LA Dodgers organization. From 2011 to the present, he has served as Medical Director for WellSport MidMichigan Medical Center. From 1992 to the present, he has served as Assistant Clinical Professor of Family Medicine for the Department of Family Medicine at Michigan State University College of Human Medicine. From 1992 to 2012, he served as Assistant Director for the Midland Family Practice Residency Program at MidMichigan Medical Center.

Mr. Pinney is qualified to serve on our Board of Directors because of his expertise medicine and prescription practices of physicians. His initial term shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There were no arrangements or understandings between Mr. Pinney and any other persons pursuant to which such individual was selected as a Director of our company.

Dr. Pinney is covered by our previously disclosed Director Compensation Plan.

We issued a press release on August 14, 2014 announcing the appointment of Mr. Pinney to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 14, 2014, titled “OptimizeRx Announces Appointment of Jack T. Pinney, M.D. to Board of Directors”
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker

Doug Baker
Chief Financial Officer

Date: August 19, 2014

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